Quest Solution, Inc. and Viascan Group Inc. Sign a Letter Of Intent for the Sale of Quest Solution

Canada to Viascan

EUGENE, OR / ACCESSWIRE / September 19th 2016 / Quest Solution, Inc. “The Company” (OTCQB: QUES), a leading provider in the technology, software, and mobile data collection systems business, announced today that Viascan Group Inc. and Quest Solution, Inc. have signed a letter of intent whereby all the shares of Quest Solution Canada Inc. will be sold back to Viascan Group Inc. Both parties are working to complete the Definitive Agreement in order to close the transaction as soon as possible.

Under the terms of the Letter of Intent, Quest Solution, Inc. will receive shares of Common Stock and Preferred Stock of Quest Solution, Inc. and exchangeable shares of Quest Exchange Ltd., forgiveness or payment of certain debts or liabilities or retention of certain assets, cash over a period of 4-5 months subsequent to the effective date of the transaction (subject to adjustment for the assumption or release of certain contracts and adjustment based on the value of net assets at closing). Quest Solution, Inc. will also receive a contingent consideration upon a liquidity event or a change of control of Quest Solution Canada Inc. for a period of 10 years subsequent to the transaction. Quest Solution, Inc. will also have the right of first refusal for any offer to purchase Quest Solution Canada Inc. during the same 10 year period. The consideration given for the transaction to the Company is estimated to be approximately $5.0 million (exclusive of the value of the contingent consideration). In return, Quest Solution, Inc will forgive the entire balance of the debts owing by Quest Solution Canada to the Company, estimated to be approximately $7.0 million. The consideration and intercompany debt described above are estimates and subject to adjustment at closing. The final terms and conditions of the transaction will be set forth in the definitive agreement.

While the transaction is being completed, Gilles Gaudreault will take a leave of absence as CEO of Quest Solution, Inc. and will resign as a director and officer effective with the date of closing. Tom Miller, currently Quest Solution, Inc. President and Chairman, will serve as the Company’s Interim Chief Executive Officer during Mr. Gaudreault’s leave of absence. Once the transaction is completed, Mr. Gaudreault will become the CEO of the Canadian operations for Viascan Group Inc. Tom Miller commented, “The repurchase of the Canadian operations by Viascan Group Inc. will be beneficial for all the stakeholders. It will allow for the simplification of the respective operations, and will lead to more flexibility to affect operational and financial initiatives. This transaction will help us refocus on our respective strengths, reduce our costs and accelerate our path to profitability. Post transaction, the parties see potential opportunities to cooperate, especially on complementary products.”

Gilles Gaudreault added, “Both parties will benefit from this transaction. It will give us greater flexibility and help us refocus on our core business. In the end, we needed to best align our operations and strengths.”

About Quest Solution, Inc.

Quest Solution is a Specialty Systems Integrator focused on Field and Supply Chain Mobility. We are also a manufacturer and distributor of consumables (labels, tags, and ribbons), RFID solutions, and barcoding printers. Rated in the Top 1% of global solution providers, Quest specializes in the design, deployment and management of enterprise mobility solutions including Automatic Identification (AIDC), Mobile Cloud Analytics, RFID (Radio Frequency Identification), and proprietary Mobility software. Our mobility products and services offering is designed to identify, track, trace, share and connect data to enterprise systems such as CRM or ERP solutions.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Quest Solution, Inc.’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, risks related to the timing or ultimate completion of the sale of Quest Solution Canada Inc. to Viascan Group Inc. and other information that may be detailed from time-to-time in Quest Solution Inc.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding the proposed sale of Quest Solution Canada Inc. to Viascan Group Inc. and the expected benefits of the transaction. For a more detailed description of the risk factors and uncertainties affecting Quest Solution, Inc. please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. Quest Solution, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:

Joey Trombino, CFO

(514) 744-1000 ext. 1228

jtrombino@questsolution.com